Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
FitLife Brands, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-4 of FitLife Brands, Inc. of our audit report dated March 25, 2015, with respect to the Consolidated Balance Sheets of FitLife Brands, Inc. as of December 31, 2014 and 2013 and the related Consolidated Statements of Operations, Equity and Cash Flows for each of the fiscal years in the two-year period ended December 31, 2014.

/s/ Tarvaran, Askelson & Company, LLP
Dana Point, CA
July 7, 2015